Exhibit 99.5

GENERAL MONITORS IRELAND LIMITED

FINANCIAL REPORT

(Unaudited)

September 30, 2010

GENERAL MONITORS IRELAND LIMITED

CONDENSED STATEMENT OF INCOME

(In thousands)

Unaudited

	Nine Months Ended September 30
	2010	2009
Net sales	€12,477	€11,836
Other income	11	17

	12,488	11,853

Costs and expenses
Cost of products sold	6,186	5,877
Selling, general and administrative	3,223	2,602
Research and development	1,243	1,197
Interest	7	5
Currency exchange losses (gains)	16	(15)

	10,675	9,666

Income before income taxes	1,813	2,187
Provision for income taxes	109	241

Net income	1,704	1,946

See notes to condensed financial statements.

GENERAL MONITORS IRELAND LIMITED

CONDENSED BALANCE SHEET

(In thousands, except share amounts)

Unaudited

	September 30 2010	December 31 2009
Assets
Current assets
Cash and cash equivalents	€1,989	€3,487
Trade receivables, less allowance for doubtful accounts of €162 and €162	2,809	1,343
Inventories	1,841	1,604
Prepaid expenses and other current assets	171	140

Total current assets	6,810	6,574
Property, less accumulated depreciation of €3,746 and €3,437	1,853	1,958

Total assets	8,663	8,532

Liabilities
Current liabilities
Accounts payable	€1,107	€404
Accrued expenses and other current liabilities	841	787

Total current liabilities	1,948	1,191

Shareholders’ Equity
Common stock – authorized 375,000 shares of €1 par value; issued 320,000 shares	320	320
Retained earnings	6,395	7,021

Total shareholders’ equity	6,715	7,341

Total liabilities and equity	8,663	8,532

See notes to condensed financial statements.

GENERAL MONITORS IRELAND LIMITED

CONDENSED STATEMENT OF CASH FLOWS

(In thousands)

Unaudited

	Nine Months Ended September 30
	2010	2009
Operating Activities
Net income	€1,704	€1,946
Depreciation	309	355
Other, net	(31)	(4)

Operating cash flow before changes in working capital	1,982	2,297

Trade receivables	(1,466)	519
Inventories	(237)	468
Accounts payable and accrued liabilities	757	(756)

(Increase) decrease in working capital	(946)	231

Cash flow from operating activities	1,036	2,528

Investing Activities
Property additions	(204)	(654)

Cash flow from investing activities	(204)	(654)

Financing Activities
Cash dividends paid	(2,330)	(1,776)

Cash flow from financing activities	(2,330)	(1,776)

(Decrease) increase in cash and cash equivalents	(1,498)	98
Beginning cash and cash equivalents	3,487	2,704

Ending cash and cash equivalents	1,989	2,802

See notes to condensed financial statements.

GENERAL MONITORS IRELAND LIMITED

NOTES TO CONDENSED FINANCIAL STATEMENTS

Unaudited

(1) Basis of Presentation

The condensed financial statements of General Monitors Ireland Limited (the Company) have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include certain information and disclosures required for comprehensive financial statements.

The year-end condensed balance sheet data was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America. The other information in these financial statements is unaudited; however, we believe that all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of these interim periods have been included. The results for interim periods are not necessarily indicative of the results to be expected for the full year.

(2) Inventories

(In thousands)	September 30 2010	December 31 2009
Finished products	€326	€380
Work in process	510	242
Raw materials and supplies	1,005	982

Total inventories	1,841	1,604

(3) Derivative Financial Instruments

The Company enters into certain derivative foreign currency forward contracts that do not meet the GAAP criteria for hedge accounting, but which have the impact of partially offsetting certain foreign currency exposures. These forward contracts are accounted for on a full mark-to-market basis and the related gains or losses are reported in currency exchange gains or losses. At September 30, 2010, the notional amount of open forward contracts was €0.4 million and the unrealized gain on these contracts was insignificant. All open forward contracts will mature during the fourth quarter of 2010.

The fair values of assets and liabilities associated with derivative financial instruments at September 30, 2010 and December 31, 2009 were insignificant. We estimate the fair value of these financial instruments using valuation models with inputs that generally can be verified by observable market conditions and do not involve significant management judgment. Accordingly, the fair values of these financial instruments are classified within Level 2 of the fair value hierarchy.

Gains and losses on foreign exchange contracts are reported in currency exchange gains or losses and were insignificant for the nine month periods ended September 30, 2010 and 2009.

(4) Related-party Transactions

The Company transacts business with General Monitors, Inc. (GMI) and General Monitors Transnational, LLC and Subsidiaries (GMT) which are affiliated through certain common ownership and management. The Company provides product components and finished products for resale. In addition, GMT provides the company with certain administrative, new product development and marketing and sales promotion services.

Related-party transactions for the nine months ended September 30, 2010 and 2009 were as follows:

(In thousands)	2010	2009
Sales to affiliates (included in net sales)	€818	€486
Cost of goods sold to affiliates (included in cost of products sold)	649	404
Purchases from affiliates*	1,680	1,525
Servicing fees from affiliates (included in SG&A and R&D expenses)	1,947	1,761

*	Purchases from affiliates are generally charged to inventories and ultimately reported in cost of products sold.

Related-party balances at September 30, 2010 and December 31, 2009 were as follows:

(In thousands)	September 30 2010	December 31 2009
Net due to affiliates	€343	€39

(5) Contingencies

The company provides performance bonds that are supported by bank guarantees. The bank guarantees are secured by fixed and floating charges on certain assets of the company.

(6) Statement of Changes in Shareholders’ Equity

(In thousands)	Common Stock	Retained Earnings	Total
Balance at December 31, 2009	€320	€7,021	€7,341
Net income	—	1,704	1,704
Dividends paid	—	(2,330)	(2,330)

Balance at September 30, 2010	320	6,395	6,715

Balance at December 31, 2008	€320	€6,555	€6,875
Net income	—	1,946	1,946
Dividends paid	—	(1,776)	(1,776)

Balance at September 30, 2009	320	6,725	7,045

(7) Recently Adopted and Recently Issued Accounting Standards

In May 2009, and as updated in February 2010, the FASB issued a statement that establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. Specifically, the statement sets forth the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. The adoption of the new statement on June 30, 2009 had no impact on the financial statements.

In June 2009, the FASB issued a new accounting pronouncement which revises the approach to determine the primary beneficiary of a variable interest entity (VIE) and requires more frequent reassessment of whether a VIE must be Consolidated. This accounting pronouncement is effective for the Company beginning in 2010. The adoption of the new standard had no impact on the financial statements.

In October 2009, the FASB issued a new accounting pronouncement which changes the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than as a consolidated unit. This accounting pronouncement requires significantly expanded disclosures related to a vendor’s multiple deliverable revenue arrangements and is effective for the Company beginning in 2011. The Company is currently evaluating the impact of this pronouncement.

(8) Subsequent Events

On October 13, 2010, the shareholders of the Company sold all of their ownership interest to Mine Safety Appliances Company (MSA) for approximately €34.9 million in cash. Approximately €4.8 million of the cash consideration paid by MSA is held in an escrow account to cover potential unrecorded liabilities as of the closing date. Escrow amounts not disbursed to pay unrecorded liabilities will be released to the appropriate members and minority interest shareholders approximately 24 months after the transaction date. As of October 13, 2010, the Company is a wholly-owned subsidiary of MSA.

Management has evaluated subsequent events through December 23, 2010, the date the financial statements were issued, and has concluded that all events that would require recognition or disclosure are appropriately reflected in the financial statements.